Exhibit 10.1

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereto between UBIQUITY, INC., a Nevada corporation (the “Company”), and the undersigned (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private offering (the “Offering”) on a “best efforts” basis, consisting of a minimum of US$5,000,000 (subject to reduction as hereinafter described) and up to a maximum of US$10,000,000 of shares of Company common stock, par value $0.001 par value per share (the “Common Stock”), pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act; and/or Regulation S promulgated under the Securities Act; and

WHEREAS, the Investor desires to purchase such number of shares of Company Common Stock (the “Shares”) as set forth on the omnibus signature page hereto on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR SHARES; TERMS OF THE OFFERING AND REPRESENTATIONS BY SUBSCRIBER

A. Terms of the Offering

1.1 Purchase Price. Subject to the terms and conditions hereinafter set forth, the Investor hereby subscribes for and agrees to purchase from the Company, and the Company subject to its right to accept or reject this subscription, agrees to sell to the Investor, such aggregate number of Shares as are set forth on the omnibus signature page hereto for the aggregate purchase price of United States twenty-five cents (USD$0.25) per Share (the “Per Share Purchase Price”). The total purchase price for all of the Shares being subscribed for is determined by multiplying such Shares by the Per Share Purchase Price (the “Purchase Price”). The number of Shares and the Per Share Purchase Price are subject to adjustment as set forth in Section 1.7 of this Agreement.

1.2 Subscription Procedure. The Purchase Price is payable by check or wire transfer of immediately available funds, to be delivered to ________________________________, as escrow agent (the “Escrow Agent”), pending completion of the “Restructuring Plan” (hereinafter described) shall be completed, pursuant to the terms of an escrow agreement substantially in the form of Exhibit A to this Agreement among the Company, the Investor and the Escrow Agent. Upon execution of this Agreement on the omnibus signature page and completion of the Investor Certification, the Investor Profile, the Anti-Money Laundering Information Form and if applicable, the Wire Transfer Authorization (each attached hereto) by a Investor, in connection with the Investor’s subscription the Shares, the Investor should:

1. Date and Fill in the number of Shares being purchased and Complete and Sign (i) the Investor Omnibus Signature Page of the Subscription Agreement, attached as Annex A.

2. Initial the Investor Certification attached as Annex B.

3. Complete and Sign the Investor Profile attached as Annex C.

4. Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.

5. Fax or email all forms and then send all signed original documents to the Company at:

Ubiquity, Inc.

9801 Research Drive

Irvine, CA.92618

Attn: Christopher Carmichael, CEO

Fax: 949-954-1591

Email: cc@ubiquityinc.com

6. If Investor is paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the amount of Shares in U.S. dollars you are offering to purchase should be made payable to the order of “_______________________, as Escrow Agent for Ubiquity, Inc.” and should be sent to the Escrow Agent at the address provided below, Attention: ________________.

7. If Investor is paying the Purchase Price by wire transfer, you should send a wire transfer for the exact amount of the Purchase Price of the number of Shares you are offering to purchase according to the following instructions:

Escrow Agent:
Bank Name:
Bank Address:
ABA Routing Number:
Account Name:	Ubiquity Escrow Account
Account Number:
Swift Code:
Reference:	;	[insert Investor’s name]
Escrow Agent Contact:
Beneficiary:	Ubiquity, Inc.

1.3 Termination Date. The Shares will be offered for sale, subject to prior completion or termination of the Offering, until May 31, 2017, subject to the right of the Company to extend the offering period for up to an additional 30 days without notice to prospective subscribers. The end of the offering period, as such may be extended, is referred to as the “Termination Date”. The Offering is being conducted on a “best-efforts” basis.

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1.4 Closings. The Company may hold an initial closing (“Initial Closing”) at any time after a sum equal to or greater than Five Million US dollars (US$5,000,000) (the “Minimum Offering Amount”) has been raised and may continue the Offering until such time as Ten Million US dollars (US$10,000,000) has been raised at which time the Offering will terminate. After the Initial Closing of and the Escrow Agent’s receipt of total net proceeds from sale of Shares, subsequent closings with respect to additional Shares may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”). The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”. The date of the Initial Closing shall be referred to as the “Initial Closing Date” and the date of each subsequent closing shall be referred to as a “Subsequent Closing Date”. The Initial Closing and all subsequent Closings shall occur at the offices of the Company in Irvine, California, USA (or such other place as is mutually agreed to by the Company and the Investors). In the event that the Investor or any other investor in the Offering elects to exercise his or its “Rescission Right” (as described in Article III of this Agreement), all subscription documents or funds received from such person or entity will be returned, without interest or deduction.

1.5 Restructuring Plan. Upon execution hereof by the Investor, the Purchase Price paid by the Investor and all other investors in this Offering shall be deposited in a non-interest bearing escrow account with the Escrow Agent, pursuant to the terms of the Escrow Agreement. It is expressly understood and agreed that the Purchase Price paid by the Investor and the Purchase Prices paid by other investors in this Offering (collectively, the “Escrow Proceeds”) shall not be released from escrow by the Escrow Agent until the Company shall have completed or substantially completed a restructuring plan substantially in accordance with the plan outlined in Exhibit B annexed hereto, or otherwise satisfactory to both the Company and to the “Investor Representative” defined below (the “Restructuring Plan”). In the event that the Restructuring Plan shall not have been completed to the satisfaction of the Company and the Investor Representative by 5:00 p.m. on June 30, 2017 (the “Final Restructuring Date”), unless such Final Restructuring Date shall be extended for up to 30 additional days by mutual consent of the Company and the Investor Representative, all Escrow Proceeds shall be returned to the Investor and other investors who have subscribed to Shares, without interest or deduction.

1.6 Investor Representative. Each of the Company and the Investor do hereby designate ___________________________________, as representative of the Investor and all other Investors in this Offering (the “Investor Representative”). In his or its capacity as Investor Representative, such person or entity shall have the sole authority to act for the Investor and all other investors in the Offering to determine (a) whether a satisfactory Restructuring Plan for the Company has been achieved, and (b) whether to authorize the release of the Escrow Funds to the Company or to such other persons as the Company may designate in writing to the Escrow Agent.

1.7 Adjustment to Shares and Per Share Purchase Price. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, the number of Shares to be issued to the Investor and the Per Share Purchases Price shall be subject to adjustment as provided in this Section 1.7.

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(a) In the event that, in connection with the Restructuring Plan, the Company shall consummate a “Reverse Stock Split” to reduce the total number of shares of its Common Stock issued and outstanding, the number of Shares issued to the Investor and all other investors in the Offering and the Per Share Purchase Price shall be appropriately an equitably adjusted. For the avoidance of doubt if, for example, an investor purchased 4,000,000 shares of Common Stock at $0.25 per share, for an investment of $1,000,000, and the Company consummates a one-for-20 reverse split of its outstanding Common Stock, such investor would receive 200,000 shares of Common Stock, valued at $5.00 per share.

(b) In connection with the consummation the Restructuring Plan, it is contemplated that shares of the Company’s Common Stock will be listed for, and commence trading on, either the OTC Markets, QX or OTC Markets QB Exchange, or on the Nasdaq Capital Market exchange (each a “Qualified Stock Exchange”). In the event that during the ten (10) trading days immediately following commencement of trading on such Qualified Stock Exchange, the volume weighted average of the closing market prices of the Company’s Common Stock, as traded on such Qualified Stock Exchange (the “VWAP Price”), shall be less that the Per Share Purchase Price (as adjusted by reason of a Reverse Stock Split described above), the Company shall issue to the Investor and the other investors in the Offering that number of additional Shares (the “Make Whole Shares”) as shall be determined by (i) dividing the Subscription Amount paid by the Investor by VWAP Price, less (B) the aggregate number of Shares purchased by the Investor and set forth on the omnibus signature page hereto (as adjusted by reason of a Reverse Stock Split described above).

1.8 Use of Proceeds. All net proceeds from the sale of the Shares in this Offering shall be used by the Company (a) to retire funded debt and consummate settlements with certain creditors and investors, and (b) for additional working capital for the Company including financing the acquisition of Sonic Pool, LLC or other companies and building the Company’s virtual reality product business.

B. Representations and Warranties by the Investor

1.9 The Investor recognizes that (a) the purchase of the Shares involves a high degree of risk. Such risks including, but not limited to, the following: (a) the Company may need additional funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Investor may not be able to liquidate its investment; (d) the other risks associated with the Company’s business and financial condition which shall be set forth in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and December 31, 2016, and on its quarterly reports on Form 10-Q and Interim Reports on Form 8-K, all as filed with the Securities and Exchange Commission (the “SEC”) in connection with the Restructuring Plan (collectively, the “SEC Reports”). In such connection, the Investor will carefully reviewed the SEC Reports, including the Risk Factors section therein and is fully aware that an investment in the Shares involved a high degree of risk. The Investor further acknowledges that the SEC Reports have not been prepared as at the date of this Agreement and that they may not be reviewed or commented on by the SEC..

1.10 The Investor meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D or is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S, and as set forth on the Investor Certification attached hereto.

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1.11 If a Investor is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Shares on behalf of a person in the United States or a U.S. Person:

(a) neither the Investor nor any disclosed principal is a U.S. Person nor are they subscribing for the Shares for the account of a U.S. Person or for resale in the United States and the Investor confirms that the Shares have not been offered to the Investor in the United States and that this Agreement has not been signed in the United States;

(b) the Investor acknowledges that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(c) the Investor and if applicable, the disclosed principal for whom the Investor is acting, understands that the Company is the seller of the Shares and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Investor and if applicable, the disclosed principal for whom the Investor is acting, agrees that it will not, during a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least 90 days) distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Shares or underlying securities other than to a non-U.S. Person;

(d) the Investor and if applicable, the disclosed principal for whom the Investor is acting, acknowledges and understands that in the event the Shares are offered, sold or otherwise transferred by the Investor or if applicable, the disclosed principal for whom the Investor is acting, to a non-U.S Person prior to the expiration of a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least 90 days) distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(e) neither the Investor nor any disclosed principal will offer, sell or otherwise dispose of the Shares in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.

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1.12 The Investor hereby acknowledges and represents that (a) the Investor has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Investor has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Investor and to all other prospective investors in the Shares to evaluate the merits and risks of such an investment on the Investor’s behalf; (b) the Investor recognizes the highly speculative nature of this investment; and (c) the Investor is able to bear the economic risk that the Investor hereby assumes.

1.13 The Investor hereby acknowledges receipt of this Agreement and his or its careful review of the Registration Statement filed with the SEC, and has received any additional information that the Investor has requested from the Company, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering; provided, however that no investigation performed by or on behalf of the Investor shall limit or otherwise affect its right to rely on the representations and warranties of the Company contained herein.

1.14 (a) In making the decision to invest in the Shares the Investor has relied solely upon the information provided by the Company in this Agreement. To the extent necessary, the Investor has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder. The Investor disclaims reliance on any statements made or information provided by any person or entity in the course of Investor’s consideration of an investment in the Shares other than this Agreement.

(b) The Investor represents that (i) the Investor was contacted regarding the sale of the Shares by the Company with whom the Investor had a prior pre-existing relationship and (ii) it did not learn of the offering of the Shares by means of any form of general solicitation or general advertising, and in connection therewith, the Investor did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.15 The Investor hereby acknowledges that the Offering has not been reviewed by the SEC nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S. The Investor understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.16 The Investor understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Investor’s investment intention and investment qualification. In this connection, the Investor hereby represents that the Investor is purchasing the Shares for the Investor’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by the Investor to hold the Shares for any particular length of time and the Company acknowledges that the Investor shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. The Investor, if an entity, further represents that it was not formed for the purpose of purchasing the Shares.

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1.17 The Investor consents to the placement of a legend on any certificate or other document evidencing the Shares that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares.

1.18 The Investor hereby represents that the address of the Investor furnished by Investor on the omnibus signature page hereof is the Investor’s principal residence if Investor is an individual or its principal business address if it is a corporation or other entity.

1.19 Such Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

1.20 The Investor represents that the Investor has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Shares. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

1.21 If the Investor is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.22 The Investor understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription.

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1.23 The Investor acknowledges that certain information contained in this Agreement or otherwise made available to the Investor may be deemed to be confidential and non-public and agrees that all such information shall be kept in confidence by the Investor and neither used by the Investor for the Investor’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that a Investor’s subscription may not be accepted by the Company; provided, however, that (a) the Investor may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Investor with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

1.24 The Investor will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors, affiliates and shareholders, and each other person, if any, who controls the Company from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (a “Loss”) arising out of or based upon any representation or warranty of the Investor contained herein or in any document furnished by the Investor to the Company in connection herewith being untrue in any material respect or any breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein or therein; provided, however, that the Investor shall not be liable for any Loss that in the aggregate exceeds the Investor’s aggregate purchase price tendered hereunder.

II. REPRESENTATIONS BY AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. Each of the Company’s subsidiaries (the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to conduct its business as currently conducted. Neither the Company, nor any of its Subsidiaries is in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Shares and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business, condition (financial and other) or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

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2.2 Capitalization. The authorized issued and outstanding shares of capital stock of the Company and all notes, warrants and stock options are disclosed and set forth in Exhibit C annexed to this Agreement. All of such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth on Exhibit C annexed hereto: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act, and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. The Shares, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Shares). The Company has made available to the Investor true and correct copies of the Company’s Articles of Incorporation, and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to this Agreement and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement by the Company; and (b) authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company’s obligations under this Agreement has been taken. This Agreement has been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares are duly authorized and, when issued and paid for in accordance with the applicable this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than restrictions on transfer provided for in this Agreement. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal.

2.4 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Articles of Incorporation (the “Articles”), as amended or the Bylaws, (and collectively with the Articles, the “Charter Documents”) of the Company, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company or any Subsidiary.

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(b) No approval by the holders of Common Stock, or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares except as has been previously obtained.

(c) No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares and, upon issuance, the Shares, except such post-sale filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

2.5 Consents of Third Parties. No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution, deliver and performance of this Agreement or in connection with the authorization, issue and sale of the Shares, except as previously obtained, each of which is in full force and effect.

2.6 Licenses. The Company and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or ownership of properties and each is in all material respects in compliance therewith.

2.7 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.8 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

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2.9 Brokers. Neither the Company nor any of the Company's officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

2.10 Intellectual Property; Employees.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).

(b) To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.

2.11 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Company’s financial statements, and good title to its leasehold estates, in each case subject to no Encumbrances, other than (a) those resulting from taxes which have not yet become delinquent; and (b) Encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business, none of which are material. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.12 Disclosure. All disclosures to be furnished by or on behalf of the Company in the SEC Reports and provided to the Investor in this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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III. RESCISSION RIGHT

3.1 Notwithstanding anything to the contrary, express or implied, contained in this Agreement, the Investor shall have the absolute right, in the exercise of his or its sole discretion, to rescind his or its subscription to the Shares within ten (10) days after the date that the Company shall send to the Investor, by electronic mail to the Investor’s email address set forth on the signature page to this Agreement, either (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report”), and any other SEC Interim or Quarterly Reports relating to matters that occurred following January 1, 2017, including the Form 10-Q Quarterly Report for the three months ended March 31, 2017, as filed with the SEC contemporaneously with such 2016 Annual Report, or (b) a registration statement on Form S-1 or Form 10 that has been declared effective by the SEC (the “Rescission Period”). In the event that the Company does not provide the Investor with such SEC Reports or registration statement within ten (10) days of their filing with the SEC, all funds invested by the Investor shall be returned to him or it by the Escrow Agent. In the event that the Investor does not timely elect to exercise such Rescission Right during the ten (10) day Rescission Period, his or its Purchase Price investment in the Shares shall, for all purposes of this agreement, be deemed to be irrevocable and permanent, and, subject only to completion of the Restructuring Plan in a manner satisfactory to the Company and the Investor Representative, such Purchase Price may be released by the Escrow Agent to the Company. The Investor may elect to rescind his or its investment in the Shares at any time during the Rescission Period by written notice to the Company which may be in electronic form emailed to Christopher Carmichael (cc@ubiquityinc.com) or Connie Jordan, Executive Vice President (cj@ubiquityinc.com).

IV. COVENANTS OF THE COMPANY

4.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an affiliate of a Investor or in connection with, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, and shall have the rights of a Investor under this Agreement.

(b) The Investor agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel, at the Company’s expense, to issue a legal opinion to the Company’s transfer agent promptly if required by the Company’s transfer to effect the removal of the legend hereunder.

4.2 Reservation of Shares. The Company shall at all times reserve from its duly authorized shares of Common Stock of a number of shares of Common Stock sufficient to allow for the issuance of the Shares.

4.3 Replacement of Shares. If any certificate or instrument evidencing any Shares res is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

4.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares, to the extent applicable, under Regulation D promulgated under the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

4.5 Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.

4.6 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Investor, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the “Indemnified Parties”) from and against , any and all loss, liability, damage or deficiency suffered or incurred by any Indemnified Party by reason of any misrepresentation or breach of warranty by the Company or, after any applicable notice and/or cure periods, nonfulfillment of any covenant or agreement to be performed or complied with by the Company under this Agreement, this Agreement; and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any of the foregoing, or any action or proceeding arising therefrom (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceeding.

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(b) If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations.

4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in Shares of the Company.

V. MISCELLANEOUS

5.1 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor (other than by merger). Investor may assign any or all of its rights under this Agreement to any person to whom Investor assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement

5.3 This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Upon the execution and delivery of this Agreement by the Investor and the Company, this Agreement shall become a binding obligation of the Investor with respect to the purchase of Shares as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other Investor and to reject any subscription, in whole or in part, provided the Company returns to Investor any funds paid by Investor with respect to such rejected subscription or portion thereof, without interest or deduction.

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5.5 All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles, State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

5.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

5.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

5.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.9 The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

5.12 In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

*****************************

Signature page follow

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IN WITNESS WHEREOF, the Investor and the Company have caused this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:
UBIQUITY, INC.

By:
Name:	Christopher Carmichael,
Title:	Chief Executive Officer

SUBSCRIBER:

The Investor executing the Investor Omnibus Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

SUBSCRIBER OMNIBUS SIGNATURE PAGE

TO

SUBSCRIPTION AGREEMENT

AND ESCROW AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of _______________1, 2017 (the “Securities Purchase Agreement”), between the undersigned, Ubiquity Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Escrow Agreement between the undersigned, the Company and the Escrow Agent; and (iii) purchase the Shares of the Company as set forth below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Escrow Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Investor’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Investor.

The Investor hereby elects to:

●	purchase a total of __________Shares at a Per Share Purchase Price of twenty-five ($0.25) cents per Share, and

●	pay a Purchase Price of US $ by wire transfer of immediately available funds to the Escrow Agent to be held under the terms of this Agreement and the Escrow Agreement

(to be completed by the Investor) under the Subscription Agreement.

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Email Address:	Email Address:

Telephone Number:	Telephone Number:

Facsimile Number	Facsimile Number

2

UBIQUITY, INC.

INVESTOR CERTIFICATION

For Individual Accredited Investors Only

(all Individual Accredited Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Boxlight Corporation

For Non-Individual Accredited Investors

(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

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Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

For Non-U.S. Person Investors

(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.	the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

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UBIQUITY, INC.

ANTI MONEY Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:
Date of Birth:		Marital Status:
Joint Party Date of Birth:		Investment Experience (Years):
Annual Income:		Liquid Net Worth:
Net Worth (excluding value of primary residence):
Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed. These photocopies must be certified by a lawyer as to authenticity.

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ANNEX C

Section B – Certificate Delivery Instructions

Please deliver Note to the Employer Address listed in Section A.
Please deliver Note to the Home Address listed in Section A.
Please deliver Note to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to CKR Law LLP Attorney Trust Account, as Escrow Agent for Boxlight Corporation
Wire funds from my outside account according to Section 1(a) of the Subscription Agreement.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature	Date

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ANNEX D

LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANNEX D

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME: ________________________________________________

LEGAL ADDRESS: ________________________________________________

_________________________________________________________________

SSN# or TAX ID#

OF INVESTOR: _________________________________________________

YEARLY INCOME:  _________________________________________________

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:  ________________________

NET WORTH:  _____________________________________________________ *

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:  _________________________

ADDRESS OF BUSINESS OR OF EMPLOYER:______________________________________

______________________________________________________________________________

FOR INVESTORS WHO ARE ENTITIES:

YEARLY INCOME: __________            NET WORTH: ___________

TYPE OF BUSINESS: ____________________________________

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):  ______________________________

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.
Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.
3.	Please advise where the funds were derived from to make the proposed investment:
Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:  ______________________________________

Print Name:  _____________________________________

Title (if applicable):  _______________________________

Date:  __________________________________________

1330 Avenue of the Americas | New York, New York 10019

T +1.212.400.6900 | F +1.212.400.6901

EXHIBIT A

Form of Escrow Agreement

EXHIBIT B

Proposed Ubiquity, Inc. Restructuring Plan

Set forth below is an outline of steps to be taken to restructure Ubiquity, Inc., a Nevada corporation (the “Company”).

1.	Filing Compliance Under Securities Exchange Act of 1934, as amended

Counsel to the Company to work with the Company Chief Financial Officer and Hall & Associates (auditors) to prepare and file with the SEC by not later than June 15, 2017, or as soon thereafter as is practicable:

(a)	Form 10-K Annual Report for the year ended December 31, 2015
(b)	Form 10-Q Quarterly Report for three months ended March 31, 2016
(c)	Form 10-Q Quarterly Report for six months ended June 30, 2016
(d)	Form 10-Q Quarterly Report for nine months ended September 30, 2016
(e)	Form 10-K Annual Report for the year ended December 31, 2016
(f)	Form 10-Q Quarterly Report for the three months ended March 31, 2017.

2.	Reverse Stock Split. Simultaneous with the SEC filings in Section 1 above, the board of directors of the Company will file an amendment to the Articles of Incorporation of the Company to:

(a)	Effect a 1:16 to 1:20 reverse stock split of its 800,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”) and 290,760,132 issued and outstanding shares of Common Stock. Upon conversion of outstanding convertible notes and warrants approximately an additional 60,000,000 shares will be issued.

(b)	As a result of the Reverse Split, the Company will have 53,333,333 shares of authorized Common Stock, 10,000, 000 shares of Preferred Stock authorized, and 19,384,009 shares of Common Stock and 500 shares of “super voting” preferred stock issued and outstanding.

(c)	Under Nevada law, if the reverse split involves both the authorized Common Stock and the outstanding Common Stock, it can be consummated by vote of the board of directors without a stockholder meeting or consent.

3.	Defaulted Debt Obligations and Settlement of Litigation.

(a)	The Company is currently indebted to hedge funds and other investors holding toxic convertible debt securities and warrants in the amount of approximately $3.1 million. This consists of:

(i)	$112,475 owed to Union Capital
(ii)	$ 86,350 owed to Adar Bays
(iii)	$198,000 owed to Vista
(iv)	$126,540 owed to Cardinal
(v)	$457,150 owed to Typenex
(vi)	$166,125 owed to JMJ
(vii)	$495,841 owed to Auctus
(viii)	$234,000 owed to JDF Capital
(ix)	$150,000 owed to Tangiers
(x)	$190,500 owed to JSJ
(xi)	$131,250 owed to Blue Citi
(xii)	$203,363 owed to First Fire Global
(xiii)	$203,363 owed to R Squared Partners
(xiv)	$398,750 owed to Anson Group
(xv)	$120,120 owed to LG

(b)	The Company has entered into an agreement with Tarpon Bay Partners, LLC, an affiliate of Southridge Capital (Steve Hicks) under which Tarpon will acquire the debt owed to JSJ, Union, Adar Bays, Tangiers, Blue Citi, R-Squared, Cardinal, Anson, Auctus and First Fire (approximately $2.0 million ) and receive a 10% convertible note from the Company which will convert into free trading Common Stock at 65% of the market price pursuant to a Section 3(a)(10) exchange transaction.

(c)	Subject to establishment of an escrow account with a minimum of $5,000,000, the Company will enter into a settlement agreement with the creditors which contemplates, subject to completion of the Restructuring Plan:

(i)	Payment of approximately $1.0 million owed to the creditors who have not entered into agreements with Tarpon Bay to sell their debt;

(ii)	Restructure 10% convertible notes to be issued to Tarpon Bay due February 28. 2018 so that upon completion of the Restructuring Plan, the notes are convertible into Common Stock at a fixed price per share (not 65% of the market price at the time of conversion.

(iii)	Any settlement would include a Section 3(a)(9) exchange offer, whereby the investors would exchange their warrants or other convertible equity securities for shares of Common Stock.

(iv)	Any settlement would involve receipt of full releases to the Company, its officers, directors, stockholders and affiliates, including Chris Carmichael, Connie Jordan and Brenden Garrison.

4.	Ubiquity Corporate Structure.

(a)	The Company will transfer all of its patents, intellectual property and related assets (other than the stock of Sprocket Wareables, Inc (“Sprocket”)- a 60% owned subsidiary) to Ubiquity Studios, Inc., a 100% owned subsidiary of the Company (UBIQ Studios”). Sprocket distributes licensed virtual reality products such as watches, etc. UBIQ Studios intends to commercialize its virtual reality products.

(b)	Ubiquity Studios will seek to acquire Sonic Pool, Inc., a post-production house (“Sonic Pool”).

5.	Sonic Pool Acquisition. The proposed MOU with Sonic Pool will be amended as follows:

(a)	UBIQ Studios will acquire 100% of the capital stock of Sonic Pool;

(b)	The stockholders of Sonic Pool will be entitled to receive a 6% $6,000,000 convertible note of Ubiquity due March 31, 2020 (the “Purchase Note”);

(c)	The Purchase Note is guaranteed by UBIQ Studios and secured by a pledge of the Sonic Pool shares;

(d)	At such time as the shares of Common Stock of either (i) the Company, or (ii) UBIQ Studios are listed for trading on Nasdaq Capital Markets at a minimum market capitalization of $30,000,000, the Purchase Note will automatically convert into Common Stock of the public company at the closing price of the shares at the time of listing on Nasdaq (the “Conversion Shares”); provided, that in no event shall the conversion shares represent less than (A) 15% of the outstanding shares of Ubiquity, Inc. (if the Company lists on Nasdaq) or (B) 33-1/3% of the outstanding shares of UBIQ Studios (if UBIQ Studios lists on Nasdaq).

(e)	At closing the Company and the Sonic Pool stockholders enter into a stockholders agreement pursuant to which:

(i)	UBIQ Studios and Sonic Pool will have a 5 person board of directors of which the Company will designate three directors and the Sonic Pool stockholders will designate two directors.

(ii)	Without the consent of the Sonic Pool designees on the Board of Directors, neither the Board of Directors of UBIQ Studios or Sonic Pool will:

(A)	Impose and indebtedness for borrowed money on Sonic Pool in excess of $50,000;
(B)	Subject any of the assets of Sonic Pool to any lien or security interest;
(C)	Change in any material manner the nature of the business of Sonic Pool;
(D)	Impose any management fees on Sonic Poo;
(E)	Engage in any related party transactions with Sonic Pool; or
(F)	Amend the Stockholders Agreement.

(f)	At Closing, the executive officers of Sonic Pool will enter into three year employment agreements with UBIQ Studios in which they will continue to manage the day-to-day operations of Sonic Pool.

6.	Stockholders Meeting. Once the SEC Reports referred to in Section 1 above are filed with the SEC and Reverse Stock Split have been completed and settlement agreements with Noteholders have been entered into, the Company will call a stockholders meeting to (a) elect a board of directors, which will include three independent directors; (b) ratify prior transactions, including the Restructuring Plan.

7.	Proof of Funds.

The entire Restructuring Plan is subject to the Company demonstrating to its creditors, stockholders and other parties to pending litigation that the Company has the cash to settle disputed items.

Accordingly, the Company will, as an initial step, seek to enter into subscription agreements with investors who have invested and worked with Christopher Carmichael in the past, under which:

●	The Investors will deposit a minimum of $5.0 million and a maximum of $10.0 million in escrow with Wilmington Trust Company or another bank acceptable to the Investors;

●	The Investors agree to purchase Common Stock of the Company at a price of $0.25 per share ($4.00 - $5.00 per share after the Reverse Split);

●	The escrowed funds ONLY get released at such time as (a) the Restructuring Plan is approved and completed in a manner that is satisfactory to the “investor representative” (as defined) and the Company.

EXHIBIT C

Ubiquity, Inc.

Capitalization

I.	Indebtedness

Name of Noteholder	Total Owed (March 15, 2017)	Maturity Date	Conversion Price

II.	Common Stock

Authorized Shares: 800,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of Preferred Stock.

Outstanding Shares. 290,760,132 issued and outstanding shares of Common Stock. 500 shares of preferred stock owned by C. Carmichael, each share having 1,000,000 votes.

Fully-Diluted Common Stock. Approximately 350,760,132 Shares. Upon conversion of outstanding convertible notes and warrants approximately an additional 60,000,000 shares will be issued.

III.	Principal Stockholders (5% or more of Outstanding Common Stock.

Name of Stockholder	Total # of Shares Owed (March 15, 2017)

IV.	Outstanding Options and Warrants.

Name of Option or Warrant Holder	Total Owed (March 15, 2017)	Exercise Price	Expiration Date